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                                                                    EXHIBIT 23.3
                              [LETTERHEAD OF KPMG]

The Board of Directors
LaSalle Re Holdings Limited

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of Trenwick Group Ltd. of our report dated October 26, 1998, except as to Note 2(p), which is as of July 13, 2000 relating to the consolidated balance sheet of LaSalle Re Holdings Limited and subsidiaries as of September 30, 1998, and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended September 30, 1998, and all related schedules, which report appears in the amended annual report on Form 10-K/A for the year ended September 30, 1999 of LaSalle Re Holdings Limited, and to the reference to our firm under the heading "Experts" in such registration statement.

/s/ KPMG
---------------------------------
    KPMG
Chartered Accountants
Hamilton, Bermuda
August 22, 2000